Exhibit 99.1

Pegasystems Expands Current Share Repurchase Program

CAMBRIDGE, Mass. — May 20, 2016 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic business applications, today announced that its Board of Directors has authorized an expansion of the Company’s current share repurchase program. Under this expansion, the expiration date of the current repurchase program has been extended from June 30, 2016 to June 30, 2017, and the amount of stock the Company is authorized to repurchase has been increased from approximately $24 million, the amount remaining in the current program, to $50 million. This expansion is effective from May 18, 2016 to June 30, 2017.

“As Pegasystems continues to grow, we remain committed to increasing shareholder value while investing in the business,” said Alan Trefler, Founder and CEO of Pegasystems. “We believe extending this program is a meaningful way to do both.”

At the Company’s discretion, the purchases will be made from time to time on the open market or in privately negotiated transactions. Shares may be repurchased in such amounts as market conditions warrant, subject to regulatory and other considerations.

The Company has established a pre-arranged stock repurchase plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and of Rule 10b-18 of the Exchange Act, and may establish, modify, or terminate this and other such plans (collectively, the “10b5-1 Plan”). Shares that are repurchased under the current repurchase program will be repurchased under the 10b5-1 Plan.

Any actual repurchases under the current repurchase program will be disclosed in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for the annual and applicable quarterly periods ending between June 30, 2016 and December 31, 2017.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the Company’s current expectations, including statements regarding the Company’s plans and expectations with respect to its current share repurchase program and the 10b5-1 Plan. The words “believe,” “commit,” or variations of such words and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. Factors that could cause actual events or results to differ materially from those contained in such forward-looking statements include future alternative uses for cash, changes in our stock price, and general economic and business conditions. There can be no assurance as to the amount, timing or prices of repurchases. The specific timing and amount of repurchases will vary based on market conditions and other factors. The Company assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors are contained in the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2015 and the Company’s Form 10-Q for the quarter ended March 31, 2016. These documents are available on the Company’s website at http://www.pega.com/about/investors.

About Pegasystems

Pegasystems (NASDAQ: PEGA) develops strategic applications for marketing, sales, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 3000 customers include many of the world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega 7 platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega gives them the fastest time to value, extremely rapid deployment, efficient re-use, and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Sean Audet

Pegasystems Inc.

sean.audet@pega.com

(617) 528-5230

Twitter: @pega

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